UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 18, 2017

Fortem Resources Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-52645	20-4119257
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

777 N. Rainbow Blvd., Suite 250, Las Vegas, Nevada  89107

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code 403.241.8912

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 18, 2017, Michael Caetano resigned as the President and Chief Executive Officer of our company and we appointed Marc A. Bruner as the Chairman, President, Chief Executive Officer and a director of our company.  On the same date, we appointed Michael Caetano as the Chief Operating Officer of our company.  Mr. Caetano remains the Secretary, Treasurer and a director of our company.

Marc A. Bruner

Marc A. Bruner, age 68, has over 30 years of extensive oil and gas knowledge and experience. He founded and held directorships with numerous oil and gas companies.

Mr. Bruner was previously the Chairman and CEO of Falcon Oil & Gas Ltd. (“Falcon Oil & Gas”) and served as Ultra Petroleum Corp.’s (“Ultra Petroleum”) founding Chairman where he was involved in developing the Pinedale Anticline in Wyoming. While serving these companies, Mr. Bruner oversaw negotiations and contracts with global oil and gas companies including Halliburton, Exxon Mobil, Questar Gas and Hess Corporation.

Mr. Bruner established Ultra Petroleum in 1996 to develop the unconventional oil and gas project in Wyoming known as the Pinedale Anticline. During his tenure as Chairman of the Board, Mr. Bruner conceived and negotiated 37 different contracts that formed the core value and principal asset base of Ultra Petroleum.

Mr. Bruner founded Pennaco Energy Inc. to explore and develop coal bed methane properties in the Powder River Basin of Wyoming and Montana in 1997. In March 2000, the company was sold to Marathon Oil.

After founding Falcon Oil & Gas in 2005, Mr. Bruner served as the company’s President and Chief Executive Officer until 2010. In 2011, Mr. Bruner established Australian-based Paltar Petroleum. The unconventional oil and gas exploration and development company is focused on exploiting its assets in the Beetaloo Basin undeveloped shale deposits in Northern Australia.

Michael Caetano

Michael Caetano, age 44, joined our board of directors and became our President, Chief Executive Officer, Secretary and Treasurer on July 30, 2013. On May 11, 2017, Mr. Caetano became the Chairman of the Board, Chief Executive Officer and President of National Energy Inc. From January 2008 to 2014, Mr. Caetano was a senior executive of Skyline Custom Homes Corporation and was accountable for procurement and deployment of multiple real estate development projects, as well as responsible for the design, development and implementation of various stages of residential and commercial construction developments. He has over 20 years of successful business development and leadership in a wide variety and range of businesses. Along with his business experience he specializes in capital funding, mergers and acquisitions.

Mr. Caetano graduated in 1995 from Seneca College with a Diploma in Fine Arts & Technology specializing in the Business Administration – Entrepreneurship and Small Business Program.

Family Relationships

No family relationships exist between any of our directors or executive officers.

Transactions with Related Persons

Marc A. Bruner

Other than as disclosed below, we have not been party to any transaction with Marc A. Bruner since March 1, 2015, or any currently proposed transaction with Mr. Bruner in which we were or will be a participant and where the amount involved exceeds $9,656.70, being the lesser of $120,000 or one percent of the average of our total assets at year end for the last two completed fiscal years, and in which Mr. Bruner had or will have a direct or indirect material interest.

On April 7, 2017, we entered into a Membership Interest Purchase Agreement with Blue Phoenix Energy, LLC (“Blue Phoenix”) and Pacific Petroleum, LLC (“Pacific”), whereby we acquired 83.4% of the outstanding membership interest of Colony Energy, LLC, a Nevada limited liability company (“Colony”), consisting of 41.7% of the outstanding membership interest of Colony from Blue Phoenix and 41.7% of the outstanding membership interest of Colony from Pacific.  In consideration for the acquisition of the 83.4% membership interest, we issued 10,000,000 shares of our common stock to Blue Phoenix and 10,000,000 shares of our common stock to Pacific at closing on April 7, 2017.

On April 12, 2017, we entered into and closed a Membership Interest Purchase Agreement with Blue Phoenix and Pacific, whereby Blue Phoenix and Pacific sold and transferred all of the outstanding membership interest of Black Dragon, LLC to our company in consideration for the pre-closing payment of US$100,000 as a non-refundable deposit and the issuance of an aggregate of 20,000,000 shares of our common stock, with 10,000,000 shares issued to Blue Phoenix and 10,000,000 issued to Pacific.

On April 17, 2017, we entered into and closed a Membership Interest Purchase Agreement with MAB Resources Holdings, LLC (“MAB Resources”) and JM Magna Holdings, LLC (“JM Magna”), whereby MAB Resources and JM Magna sold and transferred all of the outstanding membership interest of Rolling Rock Resources, LLC to our company in consideration for the pre-closing payment of US$100,000 as a non-refundable deposit and the issuance of an aggregate of 20,000,000 shares of our common stock, with 10,000,000 shares issued to MAB Resources and 10,000,000 issued to JM Magna.

On May 17, 2017, we entered into and closed a Membership Interest Purchase Agreement with MAB Resources and JM Magna, whereby MAB Resources and JM Magna sold and transferred all of the outstanding membership interest of City of Gold, LLC to our company in consideration for the issuance of an aggregate of 30,000,000 shares of our common stock, with 15,000,000 of the shares being issued as of May 17, 2017 and the other 15,000,000 of the shares to be issued within 10 business days after City of Gold LLC earns an option to purchase 100% of the ownership interest in a wholly-owned subsidiary of Asia Pacific Mining Limited.  Of the 15,000,000 shares issued as of May 17, 2017, 7,500,000 shares were issued to MAB Resources and 7,500,000 shares were issued to JM Magna.

MAB Resources and Blue Phoenix are owned and controlled by Mr. Bruner.

For further information about our company’s  transactions involving Mr. Bruner, please see our company’s Form 8-Ks filed on April 12, 2017, April 17, 2017, April 21, 2017 and May 24, 2017.

Michael Caetano

Other than as disclosed below, we have not been party to any transaction with Michael Caetano since March 1, 2015, or any currently proposed transaction with Mr. Caetano in which we were or will be a participant and where the amount involved exceeds $9,656.70, being the lesser of $120,000 or one percent of the average of our total assets at year end for the last two completed fiscal years, and in which Mr. Caetano had or will have a direct or indirect material interest.

During the year ended February 28, 2017, we incurred or accrued a total of US$233,786 (February 29, 2016 - US$91,824) in management fees to Mr. Caetano. As at February 28, 2017, US$40,595 (February 29, 2016 - US$331,145) was owing to Michael Caetano. The amounts are non-interest bearing and unsecured. In addition, we issued 1,680,000 shares of our common stock to a company controlled by Mr. Caetano, with a deemed price of US$0.25 per share for a total of US$420,000 to settle payable of US$420,000.

For further information about our company’s transactions involving Mr. Caetano, please see our company’s Form 10-K/A filed on May 31, 2017.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits.
99.1	Press release dated July 19, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORTEM RESOURCES INC.

By:

/s/ Michael Caetano

Michael Caetano

Chief Operating Officer and Director

Date: July 19, 2017